                            MEMORANDUM OF AGREEMENT



                                    BETWEEN



                      PERTAMINA AND KOREA GAS CORPORATION



                                      FOR



                            PURCHASE AND SALE OF LNG



                               DURING 1995 - 1999








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                            MEMORANDUM OF AGREEMENT
                                      FOR
                   PURCHASE AND SALE OF LNG DURING 1995-1999



This Memorandum of Agreement ("Agreement") dated September 30, 1994 is made by and between PERUSAHAAN PERTAMBANGAN MINYAK DAN GAS BUMI NEGARA ("PERTAMINA") ("Seller") and Korea Gas Corporation ("KGC") ("Buyer"), for the sale and purchase of certain quantities of LNG as described below. Seller and Buyer are collectively referred to herein as the "Parties".

WHEREAS, Seller and Buyer are parties to an Amended and Restated LNG Sales and Purchase Contract, effective as of January 1, 1991 ("Arun III Contract") which is in full force and effect and which is unaffected by this Agreement; and

WHEREAS, Seller and Buyer are parties to the LNG Sales and Purchase Contract (Korea II), effective as of May 7, 1991 ("Korea II Contract") which is in full force and effect and which is unaffected by this Agreement ; and

WHEREAS, Seller desires to sell and Buyer desires to purchase certain quantities of LNG during the period 1995 to 1999.

NOW THEREFORE, in consideration of the mutual promises contained herein, the Parties agree as follows :



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                                ARTICLE I - TERM

The term of this Agreement shall commence on January 1, 1995 and shall terminate on December 31, 1999.

                         ARTICLE II - FIXED QUANTITIES

During each calendar year specified below ("Fixed Quantity Period"), Seller shall sell and deliver to Buyer and Buyer shall purchase, receive and pay for, at the applicable Contract Sales Price, the quantity of LNG specified for such Fixed Quantity Period (each such quantity being called a "Fixed Quantity") as follows :

       Fixed Quantity                                 Fixed Quantities (Number of Cargoes)
       --------------                                 ------------------------------------

           Period                      Ex-Ship                       F.O.B.                       Total
           ------                      -------                       ------                       -----

            1995                          7                            6                           13
            1996                          23                           3                           26
            1997                          20                           3                           23
            1998                          15                           4                           19
            1999                          -                            27                          27

One Ex-Ship cargo is equivalent to 2,900 Billion BTU's.
One F.O.B. cargo is equivalent to 2,940 Billion BTU's.

                          ARTICLE III - TRANSPORTATION

(a) Seller shall be responsible for providing transportation for the Ex-Ship Fixed Quantities specified in Article II above, on an Ex-Ship basis.


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(b)      Buyer shall be responsible for providing transportation for the F.O.B.
         Fixed Quantities specified in Article II above, on an F.O.B. basis.

(c) In providing transportation hereunder, the Parties shall use LNG Tankers which are compatible with the Loading Port and the Receiving Facility and which have the required port clearances, authorizations and approvals. The Parties shall use their respective best efforts to obtain such clearances, authorizations and approvals.

                       ARTICLE IV - CONTRACT SALES PRICE

(a)      Ex-Ship Fixed Quantities

         The Contract Sales Price for the Ex-Ship Fixed Quantities shall be the sum of an LNG related portion ("LNG Related Portion") and a transport related portion ("Transport Related Portion").

         The LNG Related Portion shall be 0.159 REP, where REP is the arithmetic average of the realized export prices, in U.S. Dollars per barrel, F.O.B. Indonesia, of all field classifications of Indonesian crude oils (including condensate) then being sold and exported, except premiums and except such prices for spot sales.

         The Transport Related Portion shall be U.S.$0.62/MMBTU as at January 1, 1994, escalating 2.5% per annum thereafter.

(b)      F.O.B. Fixed Quantities
         The Contract Sales Price for the F.O.B. Fixed Quantities shall be equal to the LNG Related Portion for the Ex-Ship Quantities referred to in (a) above, multiplied by a boil-off adjustment factor of 0.9865.

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                         ARTICLE V - SOURCES OF SUPPLY

The Natural Gas to be processed into LNG and sold and delivered hereunder is to be produced from the areas in East Kalimantan covered by production sharing contracts between PERTAMINA and its relevant suppliers, and loaded at PERTAMINA's facility at Bontang, East Kalimantan.

                   ARTICLE VI - GENERAL TERMS AND CONDITIONS

(a)      Ex-Ship Fixed Quantities

         All of the terms and conditions of the Arun III Contract shall apply to the Ex-Ship Fixed Quantities and shall be incorporated in this Agreement (mutatis mutandis) except for terms which are specifically excluded below, or which conflict with the terms herein. Capitalized terms used herein in connection with the Ex-Ship Fixed Quantities shall have the same meaning as set forth in the Arun III Contract unless otherwise specifically defined herein.

         The following Articles of the Arun III Contract are hereby expressly excluded from this Agreement :

         7.1      Fixed Quantity (save that each of the calendar years
                  1995-1999 shall be referred to as a "Fixed Quantity Period" and the quantity of LNG set out for delivery hereunder in each such calendar year shall be referred to as the "Fixed Quantity" for such Fixed Quantity Period);
         7.3      Buyer's Obligation to Take-or-Pay;
         7.4 Allocation of Deliveries of Fixed Quantities Between Buyer and Other Purchasers;
         7.6      Make-Up LNG;
         7.7 Allocation for Make-Good LNG, Make-Up LNG and Restoration Quantities; and
         7.8      Priority Order.



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(b)      F.O.B. Fixed Quantities

         All of the terms and conditions of the Korea II Contract shall apply to the F.O.B. Fixed Quantities and shall be incorporated in this Agreement (mutatis mutandis) except for terms which are specifically excluded below, or which conflict with the terms herein. Capitalized terms used herein in connection with the F.O.B. Fixed Quantities shall have the same meaning as set forth in the Korea II Contract unless otherwise specifically defined herein.

         The following Articles of the Korea II Contract are hereby expressly excluded from this Agreement :

         7.1      Fixed Quantity (save that each of the calendar years
                  1995-1999 shall be referred to as a "Fixed Quantity Period" and the quantity of LNG set out for delivery hereunder in each such calendar year shall be referred to as the "Fixed Quantity" for such Fixed Quantity Period);
         7.3      Buyer's Obligation to Take-or-Pay;
         7.4 Allocation of Deliveries of Fixed Quantities Between Buyer and Other Purchasers;
         7.5      Make-Up LNG;
         7.7      Allocation for Make-Up LNG and Restoration Quantities; and
         7.8      Priority Order.



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IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed and signed by its duly authorized officer as of this 30th day of September, 1994.



SELLER :                                              BUYERS :
PERUSAHAAN PERTAMBANGAN MINYAK                        KOREA GAS CORPORATION
DAN GAS BUMI NEGARA (PERTAMINA)



/s/ F. ABDA'OE                                        /s/ PARK CHUNG-BOO
-------------------------                             --------------------------
By: F. Abda'oe                                        By: Park, Chung-Boo
Title: President Director                             Title: President
       & C.E.O.                                              & C.E.O.


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